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                      IN THE UNITED STATES DISTRICT COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

- -----------------------------------:
                                   :
IN RE: NATIONAL MEDIA              :        MASTER FILE
SECURITIES LITIGATION              :        NO. 93-CV-2977
- -----------------------------------:
                                   :
THIS DOCUMENT RELATES TO:          :
                                   :
         ALL ACTIONS               :
- -----------------------------------:

                           STIPULATION AND AGREEMENT
                          OF COMPROMISE AND SETTLEMENT

                  The parties to the above-captioned action, by and through their respective attorneys, propose the following Stipulation and Agreement of Compromise and Settlement (the "Settlement") for the Court's approval:

                  A. The above-captioned proceeding consists of a consolidated class action suit. As amended, the action is brought by five named plaintiffs(1) on behalf of themselves and a class of all other persons who bought the common stock of National Media Corporation ("National Media") during the period from June 29, 1992 through and including May 27, 1993 (the "Class Period"). The action was brought against National Media and three of its former officers and directors, John J. Turchi, Jr., Kevin Harrington and Michael H. Hammond (collectively the "individual defendants").(2)


- --------
1        Plaintiffs Gary Pache and Richard Clemen each purchased
their National Media common stock jointly with their wives.

2        Michael Hammond is deceased.  A Suggestion of Death was
filed in this matter on October 26, 1994. For purposes of this Settlement, Michael H. Hammond shall refer to the Estate of Michael
H. Hammond.


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                  B. As set forth in the Consolidated Second Amended Class
Action Complaint ("Complaint"), the class action plaintiffs allege violations by National Media and the individual defendants of Section 10(b) of the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission promulgated thereunder and common law negligent misrepresentation. Plaintiffs allege in the Complaint that, among other things, National Media during the Class Period issued releases, statements and reports that misrepresented and failed to disclose material facts with respect to National Media. Plaintiffs allege in the Complaint that National Media issued these false and misleading releases, statements and reports at the direction of and with the consent and knowledge of the individual defendants. Plaintiffs further assert that, as a result of these public statements, the market price of National Media common stock was artificially inflated.

                  C. Plaintiffs and defendants stipulate that, for purposes of implementing the Settlement, and pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, the Class herein consists of all purchasers of the common stock of National Media during the alleged Class Period, and who sustained damages in connection therewith, excluding the individual defendants, members of the immediate families and heirs of each of the individual defendants, any entity in which any defendant has a controlling interest, the legal representatives, successors, predecessors in interest or assigns of any

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defendant, and the directors and officers of National Media and members of their immediate families and heirs.

                  D. Plaintiffs' counsel have conducted an extensive investigation relating to plaintiffs' claims and the underlying events and transactions alleged in the Complaint, including inspecting thousands of documents produced by the defendants and by numerous non-parties, and taking extensive depositions of defendants and third parties. Plaintiffs' counsel also have made a thorough study of the legal principles applicable to plaintiffs' claims herein. They desire to settle those claims against the defendants because further proceedings would be protracted and expensive, the ultimate outcome as to liability and damages is uncertain, and the collectibility of a substantial judgment is highly uncertain.

                  E. In light of the foregoing considerations, plaintiffs and their counsel have concluded that it is in the best interests of the Class to settle and dismiss with prejudice the action in the manner set forth below, and have further concluded that the terms of this Settlement are fair, reasonable and adequate and will result in substantial and material benefits to the members of the Class.

                  F. As they have from the commencement of this litigation, National Media and the individual defendants categorically deny wrongdoing, liability and damages to the plaintiff class. All the defendants have responded to the Complaint denying all allegations of wrongdoing and liability therein, asserting affirmative defenses thereto, and demanding

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judgment on the merits dismissing the Complaint. Nonetheless, relying on the provision in Paragraph 18 below that this Settlement shall in no event be construed as or deemed to be evidence of, or an admission or concession on their part of any fault or liability whatsoever, and without conceding any infirmity in the defenses that defendants have asserted in this action, they consider it desirable that the action be dismissed on the terms set forth below. Defendants desire to settle this litigation to avoid further expense, to dispose of burdensome and protracted litigation, and to permit attention by executive and other officials of National Media to its business operations, unhindered by expensive litigation and associated distraction and diversion, and thereby to put to rest all controversy concerning all claims that have been or might have been asserted in this action.

                  NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED, by and among the undersigned counsel, on behalf of their respective clients and the Class, and subject to certification of the Class and the approval of the Court pursuant to Rule 23(e) of Federal Rules of Civil Procedure, that this action shall be settled, compromised and dismissed as to all defendants, with prejudice and without court costs to any party, upon and subject to the following terms and conditions:

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                             ADDITIONAL DEFINITIONS

                            1. As used in this Settlement and the related
documents annexed as exhibits, which exhibits are incorporated by reference in this Settlement, the following terms (not already defined in the recitals set forth above) shall have the meanings set forth below:

                            a. The words "person," "he" or "his" shall include,
without limitation, any individual, corporation, partnership or other entity, and his, her or its legal representative;

                            b. "Action" means the above-captioned action.

                            c. "Administrative Expenses" means costs and
expenses incurred in connection with processing Proofs of Claim, including but not limited to the fees and costs of a Claims Administrator and the costs of printing and mailing to Class Members the Notice and the Proof of Claim. Administrative Expenses shall not include legal fees, whether incurred in connection with provision of notice to Class Members, processing Proofs of Claim, or otherwise;

                            d. "Authorized Claimant" means a Claimant who
satisfies the requirements of paragraphs 8 and 17 hereof and whose claim is not rejected;

                            e. "Claimant" means any Class Member who files or
purports or attempts to file a Proof of Claim;

                            f. "Claims Administrator" means the person selected
by Plaintiffs' Counsel to receive and assist in processing Proofs of Claim;

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                            g. "Class Member" means any person who purchased
shares of National Media common stock during the Class Period and who sustained damages in connection therewith, excluding the individual defendants, members of the immediate families and heirs of each of the individual defendants, any entity in which any defendant has a controlling interest, the legal representatives, successors, predecessors in interest or assigns of any defendant, and the directors and officers of National Media and members of their immediate families and heirs;

                            h. "Defendants" means National Media Corporation,
John J. Turchi, Jr., Kevin Harrington and Michael H. Hammond.

                            i. "Defendants' Counsel" means Klehr, Harrison,
Harvey, Branzburg & Ellers (counsel of record for defendants in the Action);

                            j. The "Effective Date" of this settlement shall be
the day following the day on which the judgment described in paragraph 13 hereof becomes final. For purposes of this stipulation, the judgment shall be deemed to become final on the later of (i) the thirty-first day after it is entered, if no appeal is taken therefrom; or (ii) if an appeal is taken therefrom, on the day after the date on which it is not subject to further judicial review or appeal, either by reason of affirmance by a court of last resort or by reason of lapse of time or otherwise;

                            k. The "Gross Settlement Fund" means the settlement
payment contributed in accordance with paragraph 2 hereof and interest accruing thereon;

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                            l. "Hearing Date" means the date set by the Court to
consider whether the settlement set forth in this Settlement shall be approved;

                            m. "Net Settlement Fund" means the Gross Settlement
Fund less the sum of any Administrative Expenses and such attorneys' fees and disbursements as may be allowed by the Court;

                            n. "Notice" means the form of Notice of Pendency and
Proposed Settlement of Class Action And Settlement Hearing that is attached hereto as Exhibit B;

                            o. "Notice and Administration Fund" means the
principal amount, included in (and to be established from) the Cash Settlement Fund (as defined below) of Seventy Five Thousand Dollars ($75,000) in cash plus any interest earned thereon.

                            p. "Named Plaintiffs" means Michael Fink, Michael
Sorkin, Gary and Carol Pache, David Stern and Richard and Diane Clemen;

                            q. "Plaintiffs' Counsel" mean Berger & Montague,
P.C., and Barrack, Rodos & Bacine, Plaintiffs' Co-Lead Counsel in this Action pursuant to Order dated August 31, 1993;

                            r. "Proof of Claim" means the form of Instructions
And Proof of Claim Form attached hereto as Exhibit C;

                            s. "Recognized Claim" means that portion of the
claim of each Authorized Claimant that constitutes Recognized Loss as defined in paragraph 8(c)(i) below;

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                            t. "Released Claims" means and includes any and all
claims, actions, causes of action, rights and liabilities whatsoever, whether based on any federal, state or foreign law, foreseen or unforeseen, mature or unmatured, known or unknown, accrued or not accrued, against National Media or the individual defendants or any of its or their present or former members, officers, partners, directors, trustees, employees, agents, servants, investment bankers, advisers, attorneys, stockholders, heirs, executors, administrators, representatives, successors, assigns, subsidiaries, affiliates, parents, divisions, predecessors, insurers or reinsurers that are alleged or that could have been alleged in the Action.

                            u. "Settling Plaintiffs" means all Class Members
except those who exercise their right in a timely manner, pursuant to Rule 23(c)(2) of the Federal Rules of Civil Procedure, to be excluded from the Class and from the binding effect of a judgment in the Action.

                                SETTLEMENT FUND

                            2. There shall be contributed as a settlement
payment the following:

                           a.       the sum of two million, one hundred seventy
five thousand ($2,175,000) dollars in cash (the "Cash Settlement Fund"); and

                           b.       (1)     one hundred forty-five thousand
(145,000) shares of National Media common stock (the "Stock Settlement Fund"); provided, however, that the number of shares of stock in the Stock

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Settlement Fund shall be subject to adjustment as provided in paragraph 2(c)
hereof;

                           c.        With respect to National Media's stock
contribution to the settlement:

                                    (1)     National Media shall undertake to
make the appropriate filings with the Securities and Exchange Commission, the various state securities agencies and the New York Stock Exchange as soon as practicable after the signing of this Settlement in order to register the stock in the Stock Settlement Fund for sale under the Securities Act of 1933 and under any applicable state securities law, or National Media shall provide an opinion letter that such filings are unnecessary. Plaintiffs and their attorneys will cooperate fully with National Media in whatever way necessary to accomplish any required filings. No sale of the stock in the Stock Settlement Fund shall take place until the necessary filings, if any, have been approved by the appropriate governmental and self-regulatory bodies, or the above referenced opinion letter is provided to plaintiffs' counsel.

                                    (2)     As soon as practicable, but in any
event on or prior to the Effective Date, National Media shall issue to Berger & Montague as escrow agent a certificate evidencing the number of shares of National Media stock in the Stock Settlement Fund;

                                    (3)     The Stock Settlement Fund shall be
liquidated pursuant to a Selling Protocol agreed to by the parties. If gross proceeds of less than seven hundred twenty-five thousand

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($725,000) dollars are obtained through the sale of the stock in the Stock
Settlement Fund pursuant to the Selling Protocol, National Media in its sole discretion shall either (1) increase the number of shares in the Stock Settlement Fund so that the gross proceeds from the sale of stock in the Stock Settlement Fund shall equal seven hundred twenty-five thousand ($725,000), or
(2) pay in cash the difference between the gross proceeds from the sale of the Stock Settlement Fund and seven hundred twenty-five thousand ($725,000) ("National Media's Cash Contribution").

                  Plaintiffs shall cease selling the National Media common stock in the Stock Settlement Fund at such time as the gross proceeds from the sale of the stock in the Stock Settlement Fund equal one million fifty thousand ($1,050,000) dollars, and shall return to National Media a stock certificate reflecting all unsold shares. If the gross proceeds from the sale of the stock in the Stock Settlement Fund exceeds one million fifty thousand ($1,050,000) dollars, the excess amount shall be paid to National Media within 14 days of the time when such shares have been sold.

                           d.       Within thirty (30) days after preliminary
approval of the settlement by the Court, defendants shall transmit to the Escrow Agents (defined below) the sum of $75,000 (the "Notice and Administration Fund"). The Notice and Administration Fund shall be used by Plaintiffs' Counsel to pay the costs of identifying and notifying Class Members, soliciting the filing of claims by Class Members, assisting them in making their claims, and otherwise administering, on behalf of the Class, this Settlement. Except

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for the $75,000 Notice and Administration Fund, no funds shall be disbursed from the Settlement Fund, nor shall Plaintiffs' Counsel incur obligations to pay total expenses that would exceed the sum in the Notice and Administration Fund for any purpose, until the Settlement becomes final, unless the Court approves such disbursements or incurring of expenses. On or after the Effective Date, any balance (including interest) then remaining in the Notice and Administration Fund, less expenses incurred but not yet paid, shall be transferred to, deposited and credited as part of, the Settlement Fund. Thereafter, Plaintiffs' Counsel shall have the right to use such portions of the Settlement Fund as are, in their exercise of reasonable judgment, necessary to carry out the purposes of this Settlement.

                            e. Within 30 days of preliminary approval of the
Settlement by the Court, the Cash Settlement Fund less the Notice and Administration Fund shall be wire transferred to an account at PNC Bank, N.A., Philadelphia, Pennsylvania (the "Bank"), designated by Berger & Montague and Barrack, Rodos & Bacine as escrow agents (the "Escrow Agents"). Immediately upon receipt, the Escrow Agents shall maintain the Cash Settlement Fund in an interest bearing account, certificates of deposit, U.S. Treasury Bills, U.S. agency paper, or in some combination thereof, with any interest accruing thereon to become part of the Gross Settlement Fund.

                            f. The Escrow Agents shall not disburse the Gross
Settlement Fund except as provided in the Settlement, or with the written agreement of Defendants' Counsel.

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                           g.       Subject to such further orders and/or
directions as may be made by the Court, the Escrow Agents are authorized to execute such transactions on behalf of the Settling Plaintiffs as are consistent with the terms of the Settlement.

                           h.       All funds held by the Escrow Agents shall be
deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Settlement and/or further order(s) of the Court.

                                  (1)     The Escrow Agents, and the Defendants
and their insurer agree to treat the Settlement Fund as being at all times as one or more "qualified settlement funds" within the meaning of Treas. Reg.
Section 1.468B-1. In addition, the Escrow Agents and, as required, the Defendants and their insurer shall jointly and timely make the following elections as are necessary or advisable to carry out the provisions of this
Section: (i) the "relation-back election" (as defined in Treas. Reg. Section 1.468B- 1) back to the earliest permitted date, and (ii) the election provided for in Treas. Reg. Section 1.468B-5(b)(2). Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agents to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and thereunder to cause the appropriate filing to occur.

                                    (2)     For the purposes of Treas. Reg.
Section 1.468B, the "administrator" shall be the Escrow Agents. The Escrow

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Agents shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Section 1.468B-2(k)). Such returns (as well as the elections described in Section 2.i.(1) of this Settlement) shall be consistent with this Section and in all events shall reflect that all taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in Section 2.i.(3) of this Settlement.

                                    (3)     All (a) taxes (including any
interest or penalties) arising with respect to the income earned by the Settlement Fund ("Taxes") and (b) expenses and costs incurred in connection with the operation and implementation of this Section (including without limitation expenses of tax attorneys and accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this Section ("Tax Expenses")), shall be paid out of the Settlement Fund; in all events the Defendants and their insurer shall have no liability or responsibility for the Taxes or the Tax Expenses. Further, Taxes and the Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Escrow Agents out of the Settlement Fund without prior order from the Court and the Escrow Agents shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to class members any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg.

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Section 1.468B-2(1)(2)); the Defendants and their insurer are not responsible and shall have no liability therefor. The parties hereto agree to cooperate with the Escrow Agents, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Section.

                           i.       If the Settlement is not finally approved or
consummated, or fails to become effective for any reason, the then- remaining balance of the Notice and Administration Fund (including interest thereon), less any monies paid or expenses incurred but not yet paid, shall be returned to National Media's insurer.

                                    RELEASES

                  3. Upon the Effective Date of the Settlement, the Settling Plaintiffs, and their respective heirs, executors, administrators, representatives, successors, assigns and agents (hereinafter "Releasors"), hereby remise, release and forever discharge Defendants and their respective present or former members, officers, partners, directors, trustees, employees, agents, servants, investment bankers, advisers, attorneys, stockholders, heirs, executors, administrators, representatives, successors, assigns, subsidiaries, affiliates, parents, divisions, subdivisions, predecessors, insurers and reinsurers (hereinafter "Releasees"), of and from any and all claims, actions, causes of action, rights and liabilities whatsoever, whether based on any federal, state or foreign law, foreseen or unforeseen, mature or unmatured, known or unknown, accrued or not accrued, which have been or could have

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been asserted by Releasors in this Action or in any other court or tribunal, by reason of, based upon, with respect to, in connection with, or that arise out of the Action or the matters alleged therein. The contribution set forth in paragraph 2 shall constitute full and complete discharge of the entire obligation of National Media and the individual defendants under this Settlement, and National Media and the individual defendants shall have no further obligation or liability to the Named Plaintiffs (individually or as representatives of the Class), or the Class Members, except as otherwise specifically provided in this Settlement.

                  4. Upon the Effective Date of the Settlement, Defendants shall remise, release and forever discharge the Class Members, their attorneys, heirs, administrators, and each of them, from any and all claims, actions, causes of action, rights and liabilities whatsoever, whether based on any federal, state or foreign law, foreseen or unforeseen, mature or unmatured, known or unknown, accrued or not accrued, that have been or could have been asserted by Defendants in this Action or in any other court or tribunal, by reason of, based upon, with respect to, in connection with, or that arise out of the Action or the matters alleged therein.

           ADMINISTRATIVE EXPENSES, ATTORNEYS' FEES AND DISBURSEMENTS

                  5. Such attorneys' fees and disbursements of Plaintiffs' Counsel as the Court may award, as well as Administrative Expenses,

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are to be paid out of the Gross Settlement Fund on or after the Effective Date.

                  6. The undersigned Plaintiffs' Counsel intend to apply to this Court for an award of attorneys' fees in an aggregate amount not to exceed thirty (30%) of the Gross Settlement Fund, and in addition, reimbursement of expenses. The determination as to the amount of any fees and disbursements to be awarded will be made by the Court, and nothing in this Settlement shall be construed to constitute an agreement between the Class Members or their counsel and National Media, the individual defendants or any of their counsel as to the amount of any such award, except that the award shall not exceed the parameters specified in this Paragraph 6. National Media agrees that it will not oppose and will take no position with respect to Plaintiffs' Counsel's request to the Court for an award of attorneys' fees and disbursements within the parameters set forth above. In addition, Plaintiffs' Counsel intend to apply to the Court for an award of up to $1,500 to be paid to each of the five (5) named representative plaintiffs who initiated this Action on behalf of the Class, and who bore the burden of Defendants' discovery directed to the Class. Defendants will not take any position with respect to such awards.

                        ADMINISTRATION AND DISTRIBUTION
                           OF THE NET SETTLEMENT FUND

                  7. Plaintiffs' Counsel, or their authorized agents, acting on behalf of the Class, and subject to the supervision, direction and approval of the Court, shall administer and calculate the claims submitted

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by Class Members and shall oversee distribution of the Settlement Fund.

                  8. On and after the Effective Date, the Settlement Fund shall be applied as follows:

                           (a)      Subject to the approval and further order(s)
of the Court, to pay to counsel for plaintiffs their fees, costs, and expenses, including fees of experts and consultants, if and to the extent allowed by the Court, and to pay any awards to the named plaintiffs.

                           (b)      To pay all unpaid costs and expenses
incurred in connection with providing notice to Class Members, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Net Settlement Fund to the Class, processing proofs of claim, processing requests for exclusion, escrow fees and costs.

                           (c)      Subject to the approval and further order(s)
of the Court, the Net Settlement Fund shall be distributed to Class Members who submit valid, timely proofs of claim ("Authorized Claimants") as follows:

                                    (i)     Each Authorized Claimant will be
entitled to receive from the Net Settlement Fund the claimant's pro rata share of the Net Settlement Fund. The Recognized Loss for Class Members is defined as follows: for those securities purchased during the period from June 29, 1992 through May 27, 1993, and still owned at the close of business on May 27, 1993,

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it is the difference between the purchase price and $6.00, the closing price on
May 28, 1993.

                                    (ii)    The date of purchase or sale is the
"contract" or "trade" date as distinguished from the "settlement" date.

                                    (iii)          For Authorized Claimants who
purchased and/or sold shares of National Media stock in multiple transactions, Recognized Loss will be calculated on a "first in/first out" basis, and any net profits earned on such shares purchased and sold during the Class Period will be used to offset any losses as computed under subparagraphs (c)(i) above.

                                    (iv)    The Net Settlement Fund will be
divided by the total Recognized Loss of all Authorized Claimants to arrive at a distribution ratio. Each Authorized Claimant will then receive an award from the Net Settlement Fund computed by multiplying that distribution ratio by each Authorized Claimant's approved Recognized Loss.

                                    (v)     If the pro rata share of the Net
Settlement Fund for an Authorized Claimant is less than five dollars ($5.00) after application of the formula set forth above, then no part of the Net Settlement Fund shall be distributed to such Authorized Claimant and the losses of such Authorized Claimant shall be removed from the calculation of the pro rata share of the Net Settlement Fund to be distributed to the remaining Authorized Claimants. The Net Settlement Fund shall be distributed to all remaining Authorized Claimants and each such Authorized Claimant shall

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receive an amount equal to his, her or its pro rata share after the elimination of claims with a pro rata share of the Net Settlement Fund that is less than five dollars ($5.00).

                     (vi) In the event that all Authorized Claimants receive distributions equal to 100% of their Recognized Losses on all National Media common stock purchased during the Class Period and a portion of the Net Settlement Fund remains undistributed, Plaintiffs' Counsel or Defendants' Counsel or both may apply to the Court for an Order directing a distribution of the balance.

                                    (vii)  Payment from the Settlement Fund made
pursuant to and in the manner set forth above shall be deemed conclusive of compliance with this Settlement against all Authorized Claimants. All Class Members who fail to file valid and timely proofs of claim shall be barred from participating in distributions from the Settlement Fund (unless otherwise ordered by the Court), but otherwise shall be bound by all of the terms of this Settlement, including the terms of any judgment entered and the dismissal with prejudice, releases and discharges given or provided for herein.

                           (d)      No Authorized Claimant shall have any claim
against plaintiffs' counsel based on the distributions made substantially in accordance with this Settlement.

              EFFECT OF DISAPPROVAL, CANCELLATION AND TERMINATION

                  9. If the Court does not enter the judgment provided for in paragraph 13, or if the Court enters the judgment and appellate

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review is sought, and on such review, such entry of judgment is vacated, modified or reversed, then this Settlement shall be cancelled and terminated, unless all parties to this Settlement, who are adversely affected thereby, in their discretion within thirty (30) days from the date of the mailing of such ruling to such parties, provide written notice to all other parties hereto of their intent to proceed with the Settlement under the terms of the judgment as it may have been modified by the Court. Such notice may be provided on behalf of the Class by Plaintiffs' Counsel. No party shall have any obligation whatsoever to proceed under the terms other than those provided for and agreed to herein.

                  10. Concurrently with the execution of this Settlement, counsel for the parties shall enter into a supplemental agreement (which shall be deemed a part of this Settlement) setting forth the conditions that would give rise to an option for the Defendants to terminate this Settlement in whole or in part. Such condition relates to the number of National Media common stock eligible for participation for which exclusion from the Class may be requested.

                  11. In the event this Settlement is terminated or cancelled, or fails to become effective for any reason, then within ten (10) business days after written notice is sent by Plaintiffs' Counsel or Defendants' counsel to counsel for all parties hereto, the Cash Settlement Fund, including accrued interest, and the balance of the Notice and Administration Fund, including accrued interest but less any monies paid or expenses incurred but not yet paid, shall be refunded by the Escrow Agents to National Media's insurer; the Stock

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Settlement Fund, and any proceeds obtained pursuant to the Selling Protocol, including accrued interest, shall be refunded to National Media. In such event, the parties to this Settlement shall be deemed to have reverted nunc pro tunc to their respective status as of the date and time immediately prior to the execution of this Settlement and they shall proceed in all respects as if this Settlement and related orders had not been executed and without prejudice in any way from the negotiation, fact or terms of this Settlement.

                                NOTICE PROCEDURE

                  12.      a.       As soon as practical after execution of this
Settlement but in any event no later than March 20, 1995, Plaintiffs' Counsel and Defendants' Counsel shall jointly apply to the Court for an Order providing for Notice to Class Members substantially in the form of Exhibit A, the entry of which Order shall be a condition precedent to any obligation of any party pursuant to this Settlement.

                            b. After entry of the order providing for Notice and
in accordance with its terms, Plaintiffs' Counsel will arrange the printing and mailing of the Notice and the Proof of Claim to Class Members, which shall be charged to the Notice and Administration Fund, and shall cause to be served and filed an affidavit evidencing compliance with this notice requirement.

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                            FINAL ORDER AND JUDGMENT

                  13. If, after the Notice and Hearing provided for herein, the Court approves this Settlement, the parties shall present to the Court a Final Order and Judgment substantially in the form of Exhibit E, inter alia, dismissing the Action with prejudice and without costs, releasing National Media and the individual defendants from the Released Claims, and providing for disposition of the Gross Settlement Fund.

                           ADMINISTRATION OF THE FUND

                  14. The Net Settlement Fund shall be distributed after the Effective Date in accordance with the directions of the Court. All (a) payment and reimbursement of Administrative Expenses, (b) payments of attorneys' fees and disbursements, and (c) Class recovery, shall be made solely from the Gross Settlement Fund.

                  15. Plaintiffs' Counsel shall be authorized to retain a corporate finance advisor who shall be authorized to sell the stock in the Stock Settlement Fund in accordance with the Selling Protocol referenced in subparagraph 2.c.(3). Any proceeds of such sale(s) shall be deposited in the Cash Settlement Fund. Plaintiffs' Counsel shall be authorized to pay the corporate finance advisor a reasonable fee and to pay such other expenses as may be incurred incident to sale of the stock, or any portion of them, which shall be an Administrative Expense.

                  16. Before the distribution of the Net Settlement Fund, Plaintiffs' Counsel shall seek a Court Order authorizing distribution of the

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Fund and setting forth a detailed disposition of the Gross Settlement Fund.

                      PROCESSING AND DETERMINING OF CLAIMS

                  17. For purposes of determining the extent, if any, to which any person shall be entitled to be treated as an Authorized Claimant under this Settlement, the following conditions shall apply:

                           a.       Each Class Member who desires to assert a
claim for recovery shall be required as a condition thereof to submit a separate, duly signed Proof of Claim, substantially in the form of Exhibit C, supported by such documents as are designated therein.

                           b.       All Proofs of Claim must be received by the
Claims Administrator not later than 75 days following the Hearing Date, unless such time period is extended by Order of the Court. Any Class Member who fails to submit a Proof of Claim within such period will be forever barred from receiving any payments under this Settlement but shall in all other respects be bound by all the terms of this Settlement.

                           c.       Each Claimant shall be deemed to have
submitted to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania with respect to such Claimant's Proof of Claim, and his or her Proof of Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the amount of his Recognized Claim.

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



                           d.       Each Proof of Claim shall be submitted to
the Claims Administrator, who, under the supervision of Plaintiffs' Counsel, shall determine the extent, if any, to which each claim shall be allowed, subject to review by the Court under paragraph 17(f) hereof.

                           e.       The Claims Administrator shall notify, in a
timely fashion and in writing, all Claimants whose Proofs of Claim they have decided to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is rejected has the right to request a hearing before the Court if he so desires and complies with the requirements of paragraph 17(f) hereof.

                           f.       If any Claimant whose claim has been
rejected in whole or in part desires to contest such rejection, he shall, within twenty days after the date of the mailing of the notice required in paragraph 17(e) hereof, serve upon Plaintiffs' Counsel, and file with the Court, a notice and statement of reasons indicating his grounds for contesting the rejection and requesting a hearing thereon before the Court. The Court thereupon shall determine whether a hearing shall be held and the extent, if any, to which the claim shall be allowed.

                           g.       Defendants shall have no responsibility for
and no obligations or liabilities of any kind whatsoever in connection with the determination, administration, calculation or payment of claims.

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



                           h.       In connection therewith, Defendants shall
have no involvement in the solicitation of Proofs of Claim, or any involvement in the administration process itself, which will be conducted by Plaintiffs' Counsel in accordance with this Settlement and the Judgment to be entered by the Court.

                           i.       No Authorized Claimant shall have any claim
against Plaintiffs' Counsel, the Claims Administrator or any of the Defendants based on actions or distributions made substantially in accordance with this Settlement.

                           j.       The administration of the Settlement and the
determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of, and determination by, the United States District Court for the Eastern District of Pennsylvania.

                          SETTLEMENT NOT AN ADMISSION

                  18. This Settlement, whether or not consummated, and any proceedings taken hereunder are not and shall not in any event be construed as or deemed to be an admission or concession by the parties, or any of them, of the truth of any fact alleged or the validity of any claim or defense asserted in the Action or of liability of National Media, the individual defendants, their heirs, subsidiaries, affiliates, parents, divisions, predecessors, successors, assigns, present or former members, officers, directors, trustees, partners, employees, attorneys, representatives, agents, insurers or reinsurers;

nor shall this Settlement, or any papers related to it or any of the terms thereof be offered or received in evidence or in any way referred to against National Media or the individual defendants in this Action or in any other legal or administrative proceeding other than as may be necessary to consummate or enforce this Settlement in this Action; nor are they a concession or presumption of any wrongdoing on the part of National Media or the individual defendants (or any of the other persons or entities listed previously in this paragraph), nor an admission by Class Members or Plaintiffs' Counsel that the consideration to be given hereunder represents the amount that could be recovered after trial. National Media and the individual defendants have denied, and continue to deny, all of Plaintiffs' allegations of fault or liability and the averments that Plaintiffs or any Class Member suffered any monetary damage by reason of the alleged wrongdoing, and National Media and the individual defendants have entered into this Settlement solely to avoid the further inconvenience and burdens of protracted and costly litigation. Nothing in this Settlement shall be construed as an admission or concession that Plaintiffs or any Class Member have in fact suffered any damage or that National Media or the individual defendants are liable to Plaintiffs or any Class Member.

                            MISCELLANEOUS PROVISONS

                  19. Within the bounds of all other limitations, rights and obligations set forth in this Settlement, Plaintiffs and National Media and the individual defendants and their respective attorneys will cooperate fully with one another in seeking court approval of this Settlement and use their best efforts to effect the consummation of this Settlement and compliance with the provisions thereof.

                  20. Pending final determination of whether the settlement reflected in this Settlement should be approved, the Named Plaintiffs, Class Members, or any of them, shall not commence or prosecute any action on behalf of themselves or any other person, asserting claims that fall within the definition of Released Claims in Paragraph 1(t) of this Settlement against National Media or the individual defendants.

                  21. The undersigned Plaintiffs' Counsel represent that they have the authority on behalf of the Named Plaintiffs both individually and as representatives of the Class Members to execute this Settlement, and the undersigned Defendants' Counsel represent that they have been authorized by their respective clients to execute this Settlement.

                  22. The headings in this Settlement are solely for the convenience of the attorneys for the parties and the Court. The headings shall not be deemed to be a part of this Settlement and shall not be considered in construing or interpreting this Settlement.

                  23. This Settlement shall be binding upon and inure to the benefit of the parties hereto and their respective subsidiaries, affiliates, directors, officers, employees, heirs, partners, successors and assigns and any corporation or other entity into or with which any corporate party hereto may merge or consolidate.

                  24. This Settlement may be executed in multiple counterparts and may be filed with the Court with separately executed counterpart signature pages attached. For this purpose, signature pages transmitted by telecopier shall be deemed to be original signature pages.

                  25. This Settlement shall be construed and entered into in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its choice of law rules.

                  26. The foregoing constitutes the entire agreement between the parties with regard to the subject matter hereof and may not be modified or amended except in a writing signed by all parties hereto.

DATED: ______________, 1995         KLEHR, HARRISON, HARVEY,
                                      BRANZBURG & ELLERS

                               By:  _______________________________
                                     Mark L. Alderman
                                     John Spelman
                                     M. Norman Goldberger
                                     Abbe F. Fletman
                                     1401 Walnut Street
                                     Philadelphia, PA  19102
                                     (215) 568-6060

                                     Attorneys for Defendants
                                     National Media Corporation,
                                     John J. Turchi, Jr., Kevin
                                     Harrington and Michael H.
                                     Hammond






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



DATED: ______________, 1995        BERGER & MONTAGUE

                               By: _______________________________
                                    Stanley R. Wolfe
                                    Ruthanne Gordon
                                    1622 Locust Street
                                    Philadelphia, PA  19103
                                    (215) 875-3000

                                    Co-Lead Counsel for Plaintiffs
                                    and Escrow Agent


DATED: _______________, 1995       BARRACK, RODOS & BACINE


                               By: _______________________________
                                    Leonard Barrack
                                    Anthony J. Bolognese
                                    3300 Two Commerce Square
                                    2001 Market Street
                                    Philadelphia, PA  19103
                                    (215) 963-0600

                                    Co-Lead Counsel for Plaintiffs
                                    and Escrow Agent





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